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                                                                      EXHIBIT 10

                                  Exhibit 10

                                November 2, 1998

                         Opinion and Consent of Counsel


Monument Series Fund, Inc.
8377 Cherry Lane
Laurel, Maryland 20707

Ladies and Gentlemen:

      This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by Monument Series Fund, Inc., a Maryland corporation (the "Company"), of Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 ("1933 Act") and Amendment No. 5 under the Investment Company Act of 1940 ("1940 Act") (File Nos. 333-26223 and 811-8199) relating to an indefinite amount of authorized shares of beneficial interest, at a par value of $.001 per share, of three separate series of the Trust, Monument Washington Regional Growth Fund, Monument Washington Regional Aggressive Growth Fund and Monument Internet Fund (together, the "Funds"). The authorized shares of beneficial interest of the Portfolios are hereinafter referred to as the "Shares."

      We have examined the following documents: Articles of Incorporation; Articles of Amendment; By-Laws; Registration Statement on Form N-1A filed on April 30, 1997; Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A filed October 21, 1997; Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A filed December 27, 1997; Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A filed June 12, 1998; and Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A filed on September 29, 1998; pertinent provisions of the laws of the State of Maryland; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

      Based on such examination, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

      2. The Shares to be offered for sale by the Company, when issued in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid and non-assessable.
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      This letter expresses our opinion as to the Maryland General Corporation
Law, governing matters such as the due organization of the Company and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

      We consent to the use of this opinion as an exhibit to the Registration Statement, as amended.

                                          Very truly yours,

                                          /s/ DECHERT PRICE & RHOADS

                                          DECHERT PRICE & RHOADS